REORGANIZATION AGREEMENT

THIS REORGANIZATION AGREEMENT, dated as of September 15, 2006, is entered into by and among ONEOK Partners, L.P., a Delaware limited partnership (the “MLP”), ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership (“ILP”), ONEOK Partners GP, L.L.C., a Delaware limited liability company (“ONEOK GP”), and ONEOK ILP GP, L.L.C., a Delaware limited liability company (“GP”).

RECITALS

WHEREAS, ONEOK GP owns a 1% general partner interest in the MLP and a 1.0101% general partner interest in the ILP;

WHEREAS, the parties to this Agreement have determined that it would be in their best interests to reorganize the equity ownership structure of the ILP such that the ILP becomes a 100%-owned subsidiary of the MLP;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the MLP formed GP and will, pursuant to Section 2.1 hereof, contribute a 0.01% limited partner interest in the ILP to GP in exchange for all of the membership interests in GP, and GP will be organized as a 100%-owned subsidiary of the MLP;

WHEREAS, thereafter, pursuant to Section 2.2 and Section 2.3 hereof, (a) the 0.01% limited partner interest in the ILP referred to above will be converted into a 0.01% general partner interest in the ILP; (b) the 1.0101% general partner interest in the ILP held by ONEOK GP will be converted into a 1.0101% limited partner interest in the ILP; and (c) ONEOK GP will, pursuant to Section 5.2 hereof, contribute its 1.0101% limited partner interest in the ILP to the MLP in exchange for an increase in its General Partner Percentage Interest in the MLP in an amount equal to 1%, making its total general partner percentage interest in the MLP equal to 2%;

WHEREAS, in connection with the transactions referred to herein, the MLP and the ILP have each determined that it is in their best interest to amend their agreements of limited partnership; and

WHEREAS, each of the parties hereto has approved the transactions set forth herein in the manner required by their respective governing instruments and applicable law and has made all determinations and findings required in connection therewith.

NOW, THEREFORE, in consideration of the mutual undertakings and agreements hereunder, the parties to this Agreement undertake and agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the capitalized terms defined in the opening paragraph of this Agreement, the following capitalized terms shall have the meanings given below.

“Agreement” means this Reorganization Agreement.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act.

“MLP Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P. dated as of May 17, 2006, as the same may be further amended or restated pursuant to the terms hereof.

“ILP Excess Liabilities” means any liability of GP, whether as general partner of the ILP or pursuant to the assumption by GP of liabilities and obligations of the ILP pursuant to Section 4.1, for liabilities of the ILP existing at the time of the contribution and assignment of the Revised ILP General Partner Interest to GP pursuant to Section 2.1, but only to the extent that ONEOK GP’s share of such liabilities immediately prior to such contribution exceeds ONEOK GP’s federal income tax basis in its partnership interest in the ILP.

“ILP Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners Intermediate Limited Partnership dated as of May 17, 2006, as the same may be further amended or restated pursuant to the terms hereof.

“Revised ILP General Partner Interest” has the meaning set forth in Section 2.1.

“Revised ILP Limited Partner Interest” has the meaning set forth in Section 2.2.

ARTICLE II

CONTRIBUTIONS AND ASSIGNMENTS

2.1 Contribution by the MLP to GP. The MLP hereby grants, contributes, transfers and conveys to GP, its successors and assigns, all right, title and interest in and to a 0.01% limited partner interest in the ILP (the “Revised ILP General Partner Interest”) and GP hereby accepts the Revised ILP General Partner Interest as a contribution to the capital of GP in exchange for the issuance to the MLP of the sole membership interest in GP.

2.2 Recharacterization of Interests. Effective contemporaneously with the contribution of the Revised ILP General Partner Interest pursuant to Section 2.1 hereof, (a) the Revised ILP General Partner Interest shall be recharacterized as and converted into, and shall constitute, a 0.01% general partner interest in the ILP and (b) the 1.0101% general partner interest held by ONEOK GP in the ILP (the “Revised ILP Limited Partner Interest”) shall be recharacterized as and converted into, and shall constitute, a 1.0101% limited partner interest in the ILP.

2.3 Contribution by ONEOK GP to the MLP. Effective contemporaneously with the contribution of the Revised ILP General Partner Interest pursuant to Section 2.1 hereof and the recharacterization and conversion of interests pursuant to Section 2.2 hereof, ONEOK

GP hereby grants, contributes, transfers, assigns and conveys to the MLP, its successors and assigns, all right, title and interest of ONEOK GP in and to the Revised ILP Limited Partner Interest, and the MLP hereby accepts the Revised ILP Limited Partner Interest, as a contribution to the capital of the MLP in exchange for the increase in the general partner interest of ONEOK GP in the MLP as set forth in Section 5.2 hereof.

ARTICLE III

SUCCESSION OF GENERAL PARTNER OF ILP

3.1 Withdrawal of ONEOK GP as General Partner of ILP. Effective contemporaneously with the contribution of the Revised ILP General Partner Interest pursuant to Section 2.1 hereof and the recharacterization and conversion of interests pursuant to Section 2.2 hereof, ONEOK GP hereby ceases to be and withdraws as general partner of the ILP and proposes that GP act and serve as sole general partner of the ILP.

3.2 GP as Successor General Partner of ILP. Effective contemporaneously with (a) GP’s acceptance of the contribution to GP of the Revised ILP General Partner Interest pursuant to Section 2.1 and the recharacterization and conversion of such interest pursuant to Section 2.2 and (b) the withdrawal of ONEOK GP as general partner of the ILP pursuant to Section 3.1 hereof, GP accepts and agrees to duly and timely pay, perform and discharge the rights, duties and obligations of the general partner of the ILP and all of the terms and conditions of the ILP Partnership Agreement in accordance with Section 11.2 of the ILP Partnership Agreement, and GP agrees to serve as general partner of the ILP and to be bound by the ILP Partnership Agreement (and, to the extent applicable, the MLP Partnership Agreement), as each is amended by this Agreement or as each may be further amended by the terms of the respective partnership agreement, and GP is hereby admitted as the successor general partner of the ILP.

ARTICLE IV

ASSUMPTION OF AND INDEMNIFICATION FOR CERTAIN LIABILITIES

4.1 Assumption of Certain Liabilities and Obligations of ONEOK GP by GP. In connection with the transfer of the Revised ILP General Partner Interest and the succession by GP as general partner of the ILP, GP hereby assumes and agrees to duly and timely pay, perform and discharge all liabilities and obligations of the ILP to the full extent (and only to the extent) that ONEOK GP, as general partner of the ILP, has been or would have been in the future, were it not for the execution and delivery of this Agreement, obligated to pay, perform and discharge.

4.2 Indemnification of GP. Upon the contribution and assignment of the Revised ILP General Partner Interest to GP pursuant to Section 2.1 and GP’s succession as general partner of ILP, ONEOK GP hereby indemnifies, defends and holds harmless GP from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorney’s fees) arising from or relating to ILP Excess Liabilities.

4.3 Indemnification Relating to the MLP. Upon the contribution of the Revised ILP Limited Partner Interest to the MLP pursuant to Section 2.3, (i) the MLP hereby indemnifies, defends and holds harmless GP from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorney’s fees) arising from or relating to ILP Excess Liabilities and (ii) ONEOK GP hereby indemnifies, defends and holds harmless the MLP from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorney’s fees) arising by reason of clause (i) of this Section 4.3.

ARTICLE V

AMENDMENTS TO PARTNERSHIP AGREEMENTS

5.1 Amendments to ILP Partnership Agreement. In order to further the purposes of this Agreement, ONEOK GP, as withdrawing general partner of ILP, GP, as successor general partner of ILP, and the MLP, as limited partner of ILP, hereby approve and adopt the Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners Intermediate Limited Partnership (the “ILP Amendment”), in the form attached hereto as Exhibit A; and they hereby further approve and adopt each and every amendment and modification of the existing ILP Partnership Agreement set forth or reflected in such ILP Amendment.

5.2 Amendments to MLP Partnership Agreement. In order to further the purposes of this Agreement and to evidence the increased interests of ONEOK GP in the MLP (to a General Partner Percentage Interest in the MLP equal to 2.00%) issued in exchange for ONEOK GP’s contribution to the MLP made pursuant to Section 2.3 hereof, ONEOK GP, as general partner of the MLP, hereby approves and adopts the Third Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P. (the “MLP Amendment”) in the form attached hereto as Exhibit B; and hereby further approves and adopts each and every amendment and modification of the MLP Partnership Agreement set forth or reflected in the MLP Amendment.

ARTICLE VI

MISCELLANEOUS

6.1 Agreement as Conveyance Document; Other Assurances. The parties hereto intend that this Agreement shall constitute an instrument of assignment, transfer and conveyance sufficient to give effect to the issuances and transfers of interests and securities set forth herein, the recharacterization and conversion of interests and securities set forth herein and all other transactions contemplated by this Agreement, without the necessity of any party entering into separate bills of sale, powers of attorney regarding assignments of interests or securities, other assignment, transfer or conveyance documents or instruments, or any other documents or instruments. From time to time after the date hereof, and without any further consideration, each of the parties to this Agreement shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. The MLP and ILP each hereby authorize their respective officers and representatives to make all filings necessary or appropriate in connection with the transactions set forth herein, including without limitation any amendment of ILP’s limited partnership certificate.

6.2 Costs. The MLP shall pay all expenses arising out of the contributions, assignments and deliveries to be made hereunder, including the expenses of amending the MLP Partnership Agreement and ILP Partnership Agreement.

6.3 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

6.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

6.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

ONEOK PARTNERS, L.P.

By: ONEOK Partners GP, L.L.C., as general partner

By:	/s/ David Kyle
Name:	David Kyle
Title:	Chairman and Chief Executive Officer

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By: ONEOK Partners GP, L.L.C., as general partner

By:	/s/ David Kyle
Name:	David Kyle
Title:	Chairman and Chief Executive Officer

ONEOK ILP GP, L.L.C., as successor general partner of ONEOK Partners Intermediate Limited Partnership

By:	/s/ David Kyle
Name:	David Kyle
Title:	Chairman and Chief Executive Officer

ONEOK Partners GP, L.L.C.

By:	/s/ David Kyle
Name:	David Kyle
Title:	Chairman and Chief Executive Officer